Capital City Bank Group, Inc.
Reports Third Quarter 2010 Results

TALLAHASSEE, Fla. (October 26, 2010) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the third quarter of 2010 totaling $0.4 million, or $0.02 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share, for the second quarter of 2010 and a net loss of $1.5 million, or $0.08 per diluted share, for the third quarter of 2009.  For the first nine months of 2010, the Company reported a net loss of $2.3 million, or $0.14 per diluted share compared to a net loss of $0.1 million, or $0.00 per diluted share for the same period in 2009.

Net income for the third quarter reflects a loan loss provision of $5.7 million compared to $3.6 million for the second quarter of 2010.  The increase in the loan loss provision and lower noninterest income of $1.2 million, partially offset by higher net interest income of $0.4 million and lower noninterest expense of $2.3 million, were the primary factors driving the reduction in earnings from the linked second quarter.  Compared to the third quarter of 2009, a $6.7 million reduction in the loan loss provision, partially offset by a decline in net interest income of $1.8 million, lower noninterest income of $0.9 million and higher noninterest expense of $0.7 million, drove the improvement in earnings.

For the first nine months of 2010, lower net interest income of $7.5 million, a decline in noninterest income of $0.9 million, and higher noninterest expense of $3.6 million were the primary reasons for the decline in earnings over 2009.  A lower loss provision of $9.1 million helped offset the aforementioned unfavorable variances.

“Given the current state of our economy, we were pleased to report a profit for the second consecutive quarter.  Credit related costs continue to be elevated, but our diligence and focus on resolving problem assets is paying benefits as our nonperforming assets fell $4.2 million to $145.6 million as of quarter-end.  Our capital levels remain strong and we believe we are well positioned to capitalize on opportunities evolving in our markets.  While resolving problem assets is a high priority, it is not to the detriment of serving our existing clients and growing our business,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer.

The Return on Average Assets was 0.06% and the Return on Average Equity was 0.60% for the third quarter of 2010.  These metrics were 0.11% and 1.11% for the second quarter of 2010, and -0.24% and -2.15% for the third quarter of 2009, respectively.

For the first nine months of 2010, the Return on Average Assets was -0.12% and the Return on Average Equity was -1.17% compared to 0.00% and -0.03%, respectively, for the same period in 2009.

Discussion of Financial Condition

Average earning assets were $2.273 billion for the third quarter of 2010, a decrease of $56.2 million, or 2.4%, from the second quarter of 2010, and an increase of $35.6 million, or 1.6%, from the fourth quarter of 2009.  The decrease from the second quarter is primarily attributable to a lower level of overnight funds of $15.1 million (reflecting the reduction in deposits), and problem loan resolutions, which have the effect of lowering the loan portfolio as loans are either charged off or transferred to the other real estate owned category.  Growth over the fourth quarter is attributable to increases in overnight funds and investment securities of $139.6 million and $33.4 million, respectively, which were primarily funded by higher deposit balances.  These increases were partially offset by problem loan resolutions.  Average loans have declined throughout the portfolio, driven by reductions in the commercial real estate and construction loan categories.  The portfolio continues to be impacted by weak loan demand attributable to the sluggish economy, but not at the levels we have experienced in recent quarters.  In addition to lower production and normal amortization and payoffs, the reduction in the portfolio is also attributable to gross charge-offs and the transfer of loans to the other real estate owned category, which collectively accounted for $60.9 million, or 53%, of the net reduction of $114.7 million1 in the portfolio during the first nine months of 2010.

1 The $114.7 million reduction in the loan portfolio and the $60.9 million in loan resolutions are based on “as of“ balances not averages.

At the end of the third quarter, nonperforming assets (including nonaccrual loans, restructured loans and other real estate owned) totaled $145.6 million, a decrease of $4.2 million from the second quarter of 2010, driven primarily by a decrease in restructured loans of $6.9 million - two large loans were restored to performing status due to paying as agreed under restructured terms.  Nonaccrual loans realized a net decrease of $0.4 million in the current quarter as the volume of loans migrating to nonaccrual status was essentially offset by resolutions and transfers to the other real estate owned category.  The $3.1 million increase in the other real estate owned balance reflects the aforementioned migration of nonaccrual loans through the foreclosure process as well as a slight slowdown in property dispositions.  Nonperforming assets represented 7.86% of loans and other real estate at the end of the third quarter compared to 8.01% at the prior quarter-end and 7.38% at year-end 2009.

Average total deposits were $2.172 billion for the third quarter, a decrease of $62.0 million, or 2.8%, from the second quarter of 2010 and an increase of $82.2 million, or 3.9%, from the fourth quarter of 2009.  Deposit levels are strong, but down slightly from the second quarter level, primarily attributable to lower money market account and certificates of deposit balances, and a decline in public funds.  The money market account promotion launched during the third quarter of 2009 and concluded in the fourth quarter, experienced runoff as rates were eased during the current quarter to standard levels.  Despite the lowering of rates, the bank has retained in excess of $24.4 million in new deposit balances.  This initiative served to support our core deposit growth strategy while succeeding in further strengthening the Bank’s overall liquidity position.  Certificates of deposit declined primarily due to the maturity of one large public fund CD and a reduction in the number of single relationship, higher yielding certificates of deposit with the Bank.   Public funds balances have declined as anticipated from the linked quarter reflecting seasonality within this deposit category.  Our Absolutely Free Checking (“AFC”) products continue to be successful as both balances and the number of accounts increased quarter over quarter.

We continue to pursue prudent pricing discipline to manage the mix of our deposits.  Therefore, we are not attempting to compete with higher rate paying competitors for deposits.  The increase from the fourth quarter of 2009 reflects higher public funds of $37.3 million and core deposits of $44.9 million, fueled primarily by the success of the AFC products.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $246.9 million during the third quarter of 2010 compared to an average net overnight funds sold position of $262.2 million in the prior quarter and an average overnight funds sold position of $112.8 million in the fourth quarter of 2009.  The lower balance when compared to the linked quarter primarily reflects the decline in deposits mentioned above, partially offset by the lower investment and loan portfolios.  The favorable variance as compared to year-end is primarily attributable to the growth in deposits and net reductions in the loan portfolio, partially offset by a higher balance in the investment portfolio.  Late in the third quarter, a portion of the funds sold position was deployed into the investment portfolio.   We will continue to evaluate deploying the excess funds sold position into the investment portfolio during the fourth quarter of 2010.

Equity capital was $260.7 million as of September 30, 2010, compared to $261.7 million as of June 30, 2010 and $267.9 million as of December 31, 2009.  Our leverage ratio was 9.75%, 9.58%, and 10.39%, respectively, for the comparable periods.  Further, our risk-adjusted capital ratio of 14.29% at September 30, 2010 exceeds the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At September 30, 2010, our tangible common equity ratio was 6.98%, compared to 6.80% at June 30, 2010 and 6.84% at December 31, 2009.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2010 was $25.1 million compared to $24.7 million for the second quarter of 2010 and $27.1 million for the third quarter of 2009.  For the first nine months of 2010, tax equivalent net interest income totaled $74.3 million compared to $82.4 million in 2009.

The increase of $0.4 million in tax equivalent net interest income on a linked quarter basis was due to lower interest expense, one additional calendar day, and a continued decrease in foregone interest on nonaccrual loans, partially offset by a reduction in loan income attributable to declining loan balances, and continued unfavorable asset repricing.  Lower interest expense reflects a reduction in deposit rates primarily in the categories of NOWs, money market accounts and certificates of deposit.

The decrease of $8.1 million in tax equivalent net interest income for the first nine months of 2010, as compared to the same period in 2009, resulted from a reduction in loans outstanding, lower earning assets yields reflecting unfavorable asset repricing, higher foregone interest and lower loan fees, partially offset by a reduction in interest expense.

The net interest margin in the third quarter of 2010 was 4.38%, an increase of 12 basis points over the linked quarter and a decline of 61 basis points from the third quarter of 2009.  The increase in the margin when compared to the linked quarter was a result of a 12 basis point reduction in the cost of funds, as the yield on earning assets remained constant.  The lower cost of funds resulted from a reduction in the rates on NOW accounts primarily to comply with the Transaction Account Guarantee Program changes.  Rates were lowered on the money market promotional accounts while certificates of deposit rates were significantly reduced in all markets.  The decline in the margin for the first nine months of 2010 is attributable to the shift in our earning asset mix and unfavorable asset repricing, partially offset by a favorable variance in our average cost of funds.  Strong deposit growth experienced in the fourth quarter of 2009 and the first half of 2010 improved our liquidity position, but has also adversely impacted our margin in the short term as a significant portion of this growth is currently invested in overnight funds.

The provision for loan losses for the third quarter of 2010 was $5.7 million compared to $3.6 million in the second quarter of 2010 and $12.3 million for the third quarter of 2009.  For the first nine months of 2010, the loan loss provision totaled $20.0 million compared to $29.2 million for the same period in 2009.  The higher provision over the second quarter primarily reflects an increase in the volume of loans migrating to impaired status and collateral devaluation on existing impaired loans.  The lower provision for the first nine months of the year primarily reflects a reduction in the level of loans migrating into our problem loan pool as well as other stabilizing trends within the loan portfolio.  Net charge-offs in the third quarter totaled $6.4 million, or 1.40% of average loans, compared to $6.4 million, or 1.39%, in the second quarter of 2010.  At quarter-end, the allowance for loan losses was 2.10% of outstanding loans (net of overdrafts) and provided coverage of 40% of nonperforming loans compared to 2.11% and 38%, respectively, at the end of the prior quarter.

Noninterest income for the third quarter decreased $1.2 million, or 8.3%, from the linked quarter attributable to lower deposit fees ($0.6 million), retail brokerage fees ($0.2 million), and other income ($0.5 million).  The decline in deposit fees was attributable to a lower level of overdraft fees due to reduced activity and to a lesser extent a higher level of overdraft charge-offs.  The reduction in overdraft activity reflects current economic conditions and a higher level of consumer awareness that have both impacted consumer and business spending habits, as well as the recent implementation of new rules under Regulation E, which regulate our ability to post one-time debit card/ATM transactions for clients who have not opted in to our overdraft protection service.  The lower level of retail brokerage fees is primarily reflective of lower trading activity.  The decline in other income is due to a reduced level of merchant fees - a substantial portion of our merchant portfolio was sold in July 2008 and over the course of 2009 our merchants migrated to a new processor.  For 2010, we continued to service our largest remaining merchant who migrated to a new processor during the third quarter of 2010.  The reduction in this revenue source has been substantially offset by a reduction in processing costs which is reflected in noninterest expense (interchange fees).  For the first nine months of 2010, noninterest income declined $0.9 million, or 2.1%, from the same period in 2009 attributable to lower deposit fees ($0.9 million) and other income ($1.2 million), partially offset by an increase in debit card and interchange fees ($0.9 million).  The declines in deposit and merchant fees are attributable the same aforementioned factors for the current quarter.  The higher level of debit card fees reflect a new rewards program implemented in early 2010 as well as a higher level of card activation and utilization.

Total noninterest expense decreased $2.3 million, or 6.5%, from the linked quarter driven by a reduction in expense for other real estate properties ($0.8 million), FDIC insurance ($0.4 million), advertising costs ($0.5 million), pension plan expense ($0.4 million), and interchange fees ($0.3 million).  The decline in other real estate expense reflects a lower level of property valuation write-downs.  The favorable variance in FDIC insurance reflects a higher required expense in the prior quarter due to an adjustment in our premium rate.  The lower level of pension expense reflects a year-to-date adjustment after receipt of accounting reports from our actuary which included better than estimated asset return performance.  The decline in interchange fees reflects the migration of our last merchant services client to a new processor – this decline is substantially offset by a corresponding decline in merchant fee revenue.  For the first nine months of 2010, as compared to the same period in 2009, noninterest expense increased $3.6 million, or 3.7%, due primarily to higher expense for other real estate properties ($6.2 million), partially offset by lower pension expense ($1.4 million), advertising expense ($0.4 million), and intangible asset amortization ($0.9 million).  A higher level of other real estate owned properties drove the increase in other real estate expenses.  The decline in pension expense reflects improved return on pension plan assets.  Closer management of costs related to our free checking products as well as lower public relations expense contributed to the decline in advertising expense.  The lower level of intangible asset amortization reflects the full amortization of a core deposit intangible.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.6 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 70 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision and the valuation allowance on deferred tax assets; restrictions on our operations, including the inability to pay dividends without our regulators’ consent; continued depression of the market value of the Company that could result in an impairment of goodwill; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions and manmade disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of the press release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2010	Jun 30, 2010	Sep 30, 2009	Sep 30, 2010	Sep 30, 2009
EARNINGS
Net Income(Loss)	$401	$731	$(1,488)	$(2,331)	$(64)
Net Income(Loss) Per Common Share	$0.02	$0.04	$(0.08)	$(0.14)	$0.00
PERFORMANCE
Return on Average Equity	0.60%	1.11%	-2.15%	-1.17%	-0.03%
Return on Average Assets	0.06%	0.11%	-0.24%	-0.12%	0.00%
Net Interest Margin	4.38%	4.26%	4.99%	4.29%	5.09%
Noninterest Income as % of Operating Revenue	35.17%	37.58%	35.01%	36.52%	34.75%
Efficiency Ratio	82.08%	86.06%	73.86%	84.39%	74.82%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	12.93%	12.78%	12.76%	12.93%	12.76%
Total Capital Ratio	14.29%	14.14%	14.12%	14.29%	14.12%
Tangible Capital Ratio	6.98%	6.80%	7.43%	6.98%	7.43%
Leverage Ratio	9.75%	9.58%	10.96%	9.75%	10.96%
Equity to Assets	10.10%	9.87%	10.77%	10.10%	10.77%
ASSET QUALITY
Allowance as % of Non-Performing Loans	39.94%	37.80%	40.90%	39.94%	40.90%
Allowance as a % of Loans	2.10%	2.11%	2.32%	2.10%	2.32%
Net Charge-Offs as % of Average Loans	1.40%	1.39%	1.76%	1.91%	1.41%
Nonperforming Assets as % of Loans and ORE	7.86%	8.01%	7.25%	7.86%	7.25%
STOCK PERFORMANCE
High	$14.24	$18.25	$17.10	$18.25	$27.31
Low	$10.76	$12.36	$13.92	$10.76	$9.50
Close	$12.14	$12.38	$14.20	$12.14	$14.20
Average Daily Trading Volume	29,747	46,507	33,823	34,489	44,127

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
						September 30
(Dollars in thousands, except per share data)	2010 Third Quarter	2010 Second Quarter	2010 First Quarter	2009 Fourth Quarter	2009 Third Quarter	2010	2009

INTEREST INCOME
Interest and Fees on Loans	$26,418	$26,644	$26,992	$28,582	$29,463	$80,054	$88,742
Investment Securities	1,014	1,114	990	1,097	1,323	3,118	4,273
Funds Sold	144	176	172	77	1	492	5
Total Interest Income	27,576	27,934	28,154	29,756	30,787	83,664	93,020

INTEREST EXPENSE
Deposits	1,820	2,363	2,938	2,964	2,626	7,121	7,621
Short-Term Borrowings	31	12	17	22	113	60	269
Subordinated Notes Payable	376	639	651	936	936	1,666	2,794
Other Long-Term Borrowings	565	551	526	542	560	1,642	1,694
Total Interest Expense	2,792	3,565	4,132	4,464	4,235	10,489	12,378
Net Interest Income	24,784	24,369	24,022	25,292	26,552	73,175	80,642
Provision for Loan Losses	5,668	3,633	10,740	10,834	12,347	20,041	29,183
Net Interest Income after Provision for Loan Losses	19,116	20,736	13,282	14,458	14,205	53,134	51,459

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,399	7,039	6,628	7,183	7,099	20,066	20,959
Data Processing Fees	911	919	900	948	914	2,730	2,680
Asset Management Fees	1,040	1,080	1,020	1,065	960	3,140	2,860
Retail Brokerage Fees	671	846	565	772	765	2,082	1,883
Gain on Sale of Investment Securities	3	-	5	-	4	8	10
Mortgage Banking Revenues	772	641	508	550	663	1,921	2,149
Interchange Fees	1,291	1,289	1,212	1,129	1,129	3,792	3,303
ATM/Debit Card Fees	1,036	1,073	963	892	876	3,072	2,623
Other	1,326	1,787	2,166	1,872	1,894	5,279	6,513
Total Noninterest Income	13,449	14,674	13,967	14,411	14,304	42,090	42,980

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,003	15,584	16,779	16,121	15,660	47,366	48,946
Occupancy, Net	2,611	2,585	2,408	2,458	2,455	7,604	7,340
Furniture and Equipment	2,288	2,192	2,181	2,261	2,193	6,661	6,835
Intangible Amortization	709	710	710	1,010	1,011	2,129	3,032
Other	11,752	13,558	11,306	13,463	10,296	36,616	30,649
Total Noninterest Expense	32,363	34,629	33,384	35,313	31,615	100,376	96,802

OPERATING PROFIT(LOSS)	202	781	(6,135)	(6,444)	(3,106)	(5,152)	(2,363)
Provision for Income Taxes	(199)	50	(2,672)	(3,037)	(1,618)	(2,821)	(2,299)
NET INCOME(LOSS)	$401	$731	$(3,463)	$(3,407)	$(1,488)	$(2,331)	$(64)

PER SHARE DATA
Basic Earnings	$0.02	$0.04	$(0.20)	$(0.20)	$(0.08)	$(0.14)	$0.00
Diluted Earnings	$0.02	$0.04	$(0.20)	$(0.20)	$(0.08)	$(0.14)	$0.00
Cash Dividends	0.100	0.100	0.190	0.190	0.190	0.390	0.570
AVERAGE SHARES
Basic	17,087	17,063	17,057	17,034	17,024	17,069	17,047
Diluted	17,088	17,074	17,070	17,035	17,025	17,070	17,048

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2010 Third Quarter	2010 Second Quarter	2010 First Quarter	2009 Fourth Quarter	2009 Third Quarter

ASSETS
Cash and Due From Banks	$48,701	$52,380	$52,615	$57,877	$79,275
Funds Sold and Interest Bearing Deposits	193,415	250,508	293,413	276,416	828
Total Cash and Cash Equivalents	242,116	302,888	346,028	334,293	80,103

Investment Securities, Available-for-Sale	231,303	218,785	217,606	176,673	183,944

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	156,049	161,268	169,766	189,061	203,813
Real Estate - Construction	45,346	56,910	79,145	111,249	128,476
Real Estate - Commercial	680,639	676,516	729,011	716,791	704,595
Real Estate - Residential	448,704	450,997	394,132	406,262	424,715
Real Estate - Home Equity	250,795	247,726	245,185	246,722	243,808
Consumer	207,207	215,723	224,793	233,524	241,672
Other Loans	9,828	9,498	6,888	10,207	7,790
Overdrafts	2,669	3,144	2,701	2,124	3,163
Total Loans, Net of Unearned Interest	1,801,237	1,821,782	1,851,621	1,915,940	1,958,032
Allowance for Loan Losses	(37,720)	(38,442)	(41,198)	(43,999)	(45,401)
Loans, Net	1,763,517	1,783,340	1,810,423	1,871,941	1,912,631

Premises and Equipment, Net	115,689	116,802	117,055	115,439	111,797
Intangible Assets	86,712	87,421	88,131	88,841	89,851
Other Real Estate Owned	51,208	48,110	46,444	36,134	33,371
Other Assets	89,451	93,398	89,416	85,003	80,240
Total Other Assets	343,060	345,731	341,046	325,417	315,259

Total Assets	$2,579,996	$2,650,744	$2,715,103	$2,708,324	$2,491,937

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$479,887	$460,168	$446,855	$427,791	$397,943
NOW Accounts	830,297	891,636	890,570	899,649	687,679
Money Market Accounts	282,848	303,369	376,091	373,105	301,662
Regular Savings Accounts	135,143	132,174	130,936	122,370	122,040
Certificates of Deposit	393,268	412,964	438,488	435,319	440,666
Total Deposits	2,121,443	2,200,311	2,282,940	2,258,234	1,949,990

Short-Term Borrowings	38,138	21,376	18,900	35,841	103,711
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	46,456	55,605	50,679	49,380	50,665
Other Liabilities	50,383	48,885	37,738	34,083	56,269

Total Liabilities	2,319,307	2,389,064	2,453,144	2,440,425	2,223,522

SHAREOWNERS' EQUITY
Common Stock	171	171	171	170	170
Additional Paid-In Capital	36,864	36,633	36,816	36,099	36,065
Retained Earnings	237,471	238,779	239,755	246,460	253,104
Accumulated Other Comprehensive Loss, Net of Tax	(13,817)	(13,903)	(14,783)	(14,830)	(20,924)

Total Shareowners' Equity	260,689	261,680	261,959	267,899	268,415

Total Liabilities and Shareowners' Equity	$2,579,996	$2,650,744	$2,715,103	$2,708,324	$2,491,937

OTHER BALANCE SHEET DATA
Earning Assets	$2,225,955	$2,291,075	$2,362,640	$2,369,029	$2,142,804
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	1,248	1,910	2,572	3,233	4,196
Other	653	700	748	797	844
Interest Bearing Liabilities	1,789,037	1,880,011	1,968,551	1,978,551	1,769,310

Book Value Per Diluted Share	$15.25	$15.32	$15.34	$15.72	$15.76
Tangible Book Value Per Diluted Share	10.18	10.21	10.18	10.51	10.48

Actual Basic Shares Outstanding	17,095	17,067	17,063	17,036	17,032
Actual Diluted Shares Outstanding	17,096	17,078	17,076	17,037	17,033

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2010	2010	2010	2009	2009
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$38,442	$41,199	$43,999	$45,401	$41,782
Provision for Loan Losses	5,668	3,633	10,740	10,834	12,347
Transfer of Unfunded Reserve to Other Liability	-	-	-	392	-
Net Charge-Offs	6,390	6,390	13,540	11,844	8,728

Balance at End of Period	$37,720	$38,442	$41,199	$43,999	$45,401
As a % of Loans	2.10%	2.11%	2.23%	2.30%	2.32%
As a % of Nonperforming Loans	39.94%	37.80%	38.42%	40.77%	40.90%
As a % of Nonperforming Assets	25.90%	25.66%	26.81%	30.54%	31.45%

CHARGE-OFFS
Commercial, Financial and Agricultural	$242	$405	$842	$712	$633
Real Estate - Construction	701	1,220	3,722	2,040	2,315
Real Estate - Commercial	1,741	920	4,631	1,584	1,707
Real Estate - Residential	3,175	4,725	3,727	7,377	3,394
Consumer	1,057	360	1,507	1,324	1,324

Total Charge-Offs	$6,916	$7,630	$14,429	$13,037	$9,373

RECOVERIES
Commercial, Financial and Agricultural	$65	$181	$77	$343	$64
Real Estate - Construction	-	8	-	5	150
Real Estate - Commercial	6	43	157	43	8
Real Estate - Residential	181	638	114	331	92
Consumer	274	370	541	471	331

Total Recoveries	$526	$1,240	$889	$1,193	$645

NET CHARGE-OFFS	$6,390	$6,390	$13,540	$11,844	$8,728

Net Charge-Offs as a % of Average Loans(1)	1.40%	1.39%	2.91%	2.42%	1.76%

RISK ELEMENT ASSETS
Nonaccruing Loans	$74,168	$74,504	$76,382	$86,274	$91,880
Restructured Loans	20,267	27,200	30,843	21,644	19,121
Total Nonperforming Loans	94,435	101,704	107,225	107,918	111,001
Other Real Estate	51,208	48,110	46,444	36,134	33,371
Total Nonperforming Assets	$145,643	$149,814	$153,669	$144,052	$144,372

Past Due Loans 30-89 Days	$24,904	$21,192	$18,768	$36,501	$32,553
Past Due Loans 90 Days or More	$-	$-	$-	$-	$486

Nonperforming Loans as a % of Loans	5.24%	5.58%	5.79%	5.63%	5.67%
Nonperforming Assets as a % of
Loans and Other Real Estate	7.86%	8.01%	8.10%	7.38%	7.25%
Nonperforming Assets as a % of Capital(2)	48.81%	49.92%	50.69%	46.19%	46.01%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2010			Second Quarter 2010			First Quarter 2010			Fourth Quarter 2009			Third Quarter 2009			September 2010 YTD			September 2009 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,807,483	26,568	5.83%	$1,841,379	26,795	5.84%	$1,886,367	27,180	5.84%	$1,944,873	28,813	5.88%	$1,964,984	29,695	6.00%	$1,844,788	80,543	5.84%	$1,967,759	89,373	6.07%

Investment Securities
Taxable Investment Securities	124,625	674	2.15%	128,268	708	2.21%	71,325	500	2.81%	72,537	498	2.74%	81,777	682	3.32%	108,268	1,882	2.32%	87,393	2,200	3.35%
Tax-Exempt Investment Securities	88,656	521	2.35%	92,140	624	2.71%	97,316	753	3.10%	107,361	921	3.43%	107,307	985	3.67%	92,672	1,898	2.73%	105,117	3,185	4.04%

Total Investment Securities	213,281	1,195	2.23%	220,408	1,332	2.42%	168,641	1,253	2.98%	179,898	1,419	3.15%	189,084	1,667	3.52%	200,940	3,780	2.51%	192,510	5,385	3.73%

Funds Sold	252,434	144	0.22%	267,578	176	0.26%	303,280	172	0.23%	112,790	77	0.27%	3,294	1	0.11%	274,245	492	0.24%	5,992	5	0.12%

Total Earning Assets	2,273,198	$27,907	4.87%	2,329,365	$28,303	4.87%	2,358,288	$28,605	4.92%	2,237,561	$30,309	5.38%	2,157,362	$31,363	5.77%	2,319,973	$84,815	4.89%	2,166,261	$94,763	5.85%

Cash and Due From Banks	50,942			50,739			54,873			69,687			76,622			52,170			78,271
Allowance for Loan Losses	(39,584)			(41,074)			(44,584)			(46,468)			(42,774)			(41,729)			(40,937)
Other Assets	342,202			339,458			329,842			314,470			306,759			337,212			293,528

Total Assets	$2,626,758			$2,678,488			$2,698,419			$2,575,250			$2,497,969			$2,667,626			$2,497,123

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$871,158	$326	0.15%	$879,329	$400	0.18%	$867,004	$384	0.18%	$740,550	$308	0.17%	$678,292	$257	0.15%	$872,512	$1,110	0.17%	$702,048	$731	0.14%
Money Market Accounts	293,424	145	0.20%	333,976	331	0.40%	374,161	689	0.75%	361,104	625	0.69%	301,230	281	0.37%	333,558	1,165	0.47%	306,858	663	0.29%
Savings Accounts	133,690	17	0.05%	131,333	17	0.05%	126,352	15	0.05%	122,158	16	0.05%	122,934	15	0.05%	130,485	49	0.05%	121,389	44	0.05%
Time Deposits	402,880	1,332	1.31%	430,571	1,615	1.50%	438,112	1,850	1.71%	439,654	2,015	1.82%	430,944	2,073	1.91%	423,726	4,797	1.51%	413,641	6,183	2.00%
Total Interest Bearing Deposits	1,701,152	1,820	0.42%	1,775,209	2,363	0.53%	1,805,629	2,938	0.66%	1,663,466	2,964	0.71%	1,533,400	2,626	0.68%	1,760,281	7,121	0.54%	1,543,936	7,621	0.66%

Short-Term Borrowings	23,388	31	0.54%	22,694	12	0.20%	30,673	17	0.22%	47,114	22	0.18%	97,305	113	0.45%	25,558	60	0.31%	90,174	269	0.39%
Subordinated Notes Payable	62,887	376	2.34%	62,887	639	4.02%	62,887	651	4.14%	62,887	936	5.83%	62,887	936	5.83%	62,887	1,666	3.49%	62,887	2,794	5.86%
Other Long-Term Borrowings	54,258	565	4.13%	52,704	551	4.20%	49,981	526	4.27%	50,026	542	4.30%	51,906	560	4.28%	52,330	1,642	4.20%	52,629	1,694	4.30%

Total Interest Bearing Liabilities	1,841,685	$2,792	0.60%	1,913,494	$3,565	0.75%	1,949,170	$4,132	0.86%	1,823,493	$4,464	0.97%	1,745,498	$4,235	0.96%	1,901,056	$10,489	0.74%	1,749,626	$12,378	0.95%

Noninterest Bearing Deposits	471,013			458,969			443,131			426,542			416,770			457,807			415,610
Other Liabilities	50,318			42,152			37,563			56,659			60,674			43,391			53,986

Total Liabilities	2,363,016			2,414,615			2,429,864			2,306,694			2,222,942			2,402,254			2,219,222

SHAREOWNERS' EQUITY:	$263,742			$263,873			$268,555			$268,556			$275,027			$265,372			$277,901

Total Liabilities and Shareowners' Equity	$2,626,758			$2,678,488			$2,698,419			$2,575,250			$2,497,969			$2,667,626			$2,497,123

Interest Rate Spread		$25,115	4.27%		$24,738	4.12%		$24,473	4.06%		$25,845	4.41%		$27,128	4.81%		$74,326	4.15%		$82,385	4.90%

Interest Income and Rate Earned(1)		$27,907	4.87%		$28,303	4.87%		$28,605	4.92%		$30,309	5.38%		$31,363	5.77%		$84,815	4.89%		$94,763	5.85%
Interest Expense and Rate Paid(2)		2,792	0.49%		3,565	0.61%		4,132	0.71%		4,464	0.79%		4,235	0.78%		10,489	0.60%		12,378	0.76%

Net Interest Margin		$25,115	4.38%		$24,738	4.26%		$24,473	4.21%		$25,845	4.59%		$27,128	4.99%		$74,326	4.29%		$82,385	5.09%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.